Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of March 1996
Distribution Date of April 15, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $61,317,575.81
Beginning Pool Factor                       0.1830361

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $4,503,257.95
  Interest Collected                      $461,463.76

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $19,925.96
Total Additional Deposits                  $19,925.96

Repos/Chargeoffs                           $67,176.75
Aggregate Number of Notes Charged Off              29

Total Available Funds                   $4,884,012.79

Ending Pool Balance                    $56,847,775.99
Ending Pool Factor                          0.1696936

Servicing Fee                              $51,097.98

Repayment of Servicer Advances            $100,634.88

Reserve Account:
  Beginning Balance                     $6,727,679.09
  Target Percentage                              7.50%
  Target Balance                        $4,263,583.20
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(27,628.13)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             550,486.80      475
    31-60 days                             106,653.75       90
    60+ days                                26,982.48       22

    Total                                  684,123.03      483

  Balances:
    60+ days                               450,764.60       22

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            27,628.13
    Beginning Balance                   $6,727,679.09

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of March 1996

                                                                 NOTES
                                                        CLASS A-1
                                      TOTAL          (MONEY MARKET)     CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:                $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                   100.00%           95.50%           4.50%
 Turbo Percentages                                          100.00%            0.00%           0.00%
 Coupon                                                      3.475%           4.475%          4.800%

Beginning Pool Balance              $61,317,575.81
Ending Pool Balance                 $56,847,775.99

Collected Principal                  $4,402,623.07
Collected Interest                     $461,463.76
Liquidation Proceeds/Recoveries         $19,925.96
Charge-Offs                             $67,176.75
Servicing                               $51,097.98

  Total Collections Available
    for Debt Service                 $4,832,914.81

Beginning Balance                   $50,067,238.07            $0.00   $45,434,279.24   $4,632,958.83

Interest Due                           $187,963.84            $0.00      $169,432.00      $18,531.84
Interest Paid                          $187,963.84            $0.00      $169,432.00      $18,531.84
Principal Due                        $4,469,799.82            $0.00    $4,268,658.83     $201,140.99
Principal Paid                       $4,469,799.82            $0.00    $4,268,658.83     $201,140.99
Turbo Principal                              $0.00            $0.00            $0.00           $0.00

Ending Balance                      $45,597,438.25            $0.00   $41,165,620.41   $4,431,817.84
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                  0.2100543965    0.3779303107

Total Distributions                  $4,657,763.66            $0.00    $4,438,090.83     $219,672.83

Interest Shortfall                           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                          $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00            $0.00           $0.00

Excess Servicing                       $175,151.15

Beginning Reserve Account Balance    $6,727,679.09
(Release)/Draw                         $(27,628.13)
Ending Reserve Account Balance       $6,700,050.96

Memo Item - Advances:
 Servicer Advances - Current Month    $(100,634.88)
 Total Outstanding
  Servicer Advances                  $2,662,854.50

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of March 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5               4               3              2               1
                              Nov 1995        Dec 1995        Jan 1996       Feb 1996        Mar 1996
Beg. Pool Balance         $83,220,136.56  $77,618,479.23  $72,013,903.23  $66,059,024.32  $61,317,575.81


A) Loss Trigger:
Principal of Contracts
  Charged off                 $94,761.83      $36,777.05      $24,667.82      $26,418.37      $67,176.75
Recoveries                         $0.00      $35,112.20      $85,204.18      $64,361.46      $19,925.96

Total Charged off
  (Months 5,4,3)             $156,206.70
Total Recoveries
  (Months 3,2,1)              169,491.60
Net Loss/(Recoveries)
  for 3 Mos.                $ (13,284.90)(a)

Total Balance
  (Months 5,4,3)         $232,852,519.02(b)

Loss Ratio [(a/b)(12)]          -0.0685%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                  $154,953.30    $220,202.89     $450,764.60
  As % of Beginning
    Pool Balance                                                 0.21517%       0.33334%        0.73513%
  Three Month Average                                            0.19862%       0.26390%        0.42788%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer